Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

COLUMBIA LABORATORIES, INC.

ARTICLE I.

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETING. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date as may be fixed by the Board of Directors, or if no date is so fixed on the second Tuesday in April in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time and at such place as may be fixed by the Board of Directors.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

SECTION 3. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

SECTION 4. NOTICE OF MEETINGS; ADJOURNED MEETINGS. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

A copy of the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.

Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, to be announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

SECTION 5. WAIVER OF NOTICE. The transactions of any meeting of stockholders, however called and with whatever notice, if any, are as valid as though had at a meeting duly held after regular call and notice, if: (a) all the stockholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by anyone so present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.

Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of stockholders need be specified in any written waiver of notice thereof.

SECTION 6. QUALIFICATION OF VOTERS. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

SECTION 7. QUORUM. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

SECTION 8. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be executed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

SECTION 9. VOTING.

(a) In an uncontested election of directors, a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on the election of directors at a meeting for the election of directors at which a quorum is present shall elect the directors; provided, however, in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Article 1.9: (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and (ii) a “contested election” is an election in which the number of nominees for director is greater than the number to be elected. For purposes of this Article 1.9, a “majority of the votes cast” means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

(b) If a nominee for director who is an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind such decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or information that it considers appropriate and relevant. An incumbent director who tenders his or her resignation for consideration will not participate in the Committee’s or the Board of Directors’ recommendation or decision, or any deliberations with respect to the tendered resignation.

(c) If an incumbent director’s resignation is accepted by the Board of Directors pursuant to this Article 1.9, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may, in its sole discretion, fill the resulting vacancy pursuant to the provisions of Article 1.6 or may decrease the size of the Board of Directors pursuant to the provisions of Article 1.2. If an incumbent director’s resignation is not accepted by the Board of Directors pursuant to this Article 1.9, such director will continue to serve until the next annual meeting and until such director’s successor shall have been duly elected and qualified, or his or her earlier resignation or removal.

(d) Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, be authorized by a majority of the votes cast thereat, in person or by proxy.

SECTION 10. RECORD DATE. The Board of Directors is authorized to fix a day not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

SECTION 11. NOMINATION OF DIRECTORS.

(a) Nomination of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Article 1.11 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Article 1.11 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Article 1.12) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 1.11. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 1.11. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if such special meeting is announced later than the ninetieth day prior to the date of such special meeting, the tenth (10th) day following the day on which public disclosure (as defined in Article 1.12) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Article 1.11, a stockholder’s notice to the secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Article 1.12(c)(i), except that for purposes of this Article 1.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 1.12(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Article 1.12(c)(ii), except that for purposes of this Article 1.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 1.12(c)(ii) and the disclosure in clause (L) of Article 1.12(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Article 1.11 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a)

under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Article 1.12(c)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Article 1.11(f); and

(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s practices or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Article 1.11, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined in Article 1.12 below).

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 1.11 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Article 1.11. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article 1.11, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Article 1.11) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(g) In addition to the requirements of this Article 1.11 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 12. NOTICE OF BUSINESS AT ANNUAL MEETINGS.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Article 1.12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Article 1.12 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2. Stockholders seeking to nominate persons for election to the Board must comply with Article 1.11 and this Article 1.12 shall not be applicable to nominations except as expressly provided in Article 1.11.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 1.12. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if such annual meeting is announced later than the ninetieth day prior to the date of such annual meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Article 1.12, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Article 1.12, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 1.12 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Article 1.12. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Article 1.12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Article 1.12 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Article 1.12 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Article 1.12 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

SECTION 13. CONDUCT OF MEETINGS.

(a) The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(c) In advance of any meeting of stockholders, the Board of Directors, the chairman or the chief executive officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

SECTION 14. LIST OF STOCKHOLDERS. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 1. POWER OF BOARD AND QUALIFICATION OF DIRECTORS. The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 2. NUMBER OF DIRECTORS. The number of directors constituting the entire Board of Directors shall be such number not less than one (1) nor more than fifteen (15) as may be fixed from time to time by resolution adopted by the stockholders or by the Board.

SECTION 3. ELECTION AND TERM OF DIRECTORS. At each annual meeting of stockholders, directors shall be elected to serve until the next annual meeting.

SECTION 4. RESIGNATIONS. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed with or without cause by vote of the stockholders.

SECTION 6. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office although less than a quorum exists. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders.

SECTION 7. COMMITTEES OF DIRECTORS AND LEAD DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members (a) committees, each consisting of one or more directors, and (b) lead directors, to which, to the extent provided in the resolution, the Board of Directors may delegate authority with respect to certain specific matters from time to time; provided, however, that the Board of Directors may not designate any committee which shall have all or any substantial portion of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend or to authorize the issuance of stock.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

SECTION 8. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

SECTION 9. INTEREST OF DIRECTOR IN A TRANSACTION.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than as quorum; or

(ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved, in good faith, by vote of the stockholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

ARTICLE III.

MEETINGS OF THE BOARD

SECTION 1. REGULAR MEETINGS. Regular meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, without notice, at such time and place, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Chairman of the Board or the Chief Executive Officer.

SECTION 2. SPECIAL MEETINGS; NOTICE; WAIVER. Special meetings of the Board of Directors may be held at any time, place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board or the Chief Executive Officer, by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the Chairman of the Board or the Chief Executive Officer upon the written request of any three (3) directors.

Notice of a special meeting need not be given to any director who submits a signed waiver or notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

SECTION 3. QUORUM; ACTION BY THE BOARD; ADJOURNMENT. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

SECTION 4. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee, whether done before or after the action so taken.

SECTION 5. ACTION TAKEN BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. If one or more of the members of the Board of Directors participating in the meeting is involuntarily disconnected from such meeting or can no longer hear or be heard by all other participating members, then such meeting shall be adjourned by either the Chairman of the Board or the Chief Executive Officer until such time as all members of the Board of Directors participating in the meeting are reconnected or restored to such meeting so that all persons can participate fully.

ARTICLE IV.

OFFICERS

SECTION 1. OFFICERS. The Board of Directors shall elect a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer of the Corporation, and from time to time, may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

Securities of other corporations held by the corporation may be voted by any officer designated by the Board, and, in the absence of any such designation, by the Chief Executive Officer, any Vice President, the Secretary, or the Treasurer.

The Board may require any officer to give security for the faithful performance of his duties.

SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive and chief operating officer of the Corporation with all the rights and powers incident to that position.

SECTION 3. VICE PRESIDENT. The Vice Presidents shall perform such duties as may be prescribed or assigned to them by the Board of Directors, the Chairman of the Board or Chief Executive Officer. In the absence of the Chief Executive Officer the first-elected Vice President shall perform the duties of the Chief Executive Officer. In the event of the refusal or incapacity of the Chief Executive Officer to function as such, the first-elected Vice President shall perform the duties of the Chief Executive Officer until such time as the Board of Directors elects a new Chief Executive Officer. In the event of the absence, refusal or incapacity of the first-elected Vice President, the other Vice Presidents, in order of their rank, shall so perform the duties of the Chief Executive Officer; and the order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors.

SECTION 4. TREASURER. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

SECTION 5. SECRETARY. The Secretary shall act as secretary of and shall keep the minutes of the Board of Directors and of the stockholders, have the custody of the seal of the Corporation and perform all of the other duties usual to that office.

SECTION 6. ASSISTANT TREASURER AND ASSISTANT SECRETARY. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

SECTION 7. TERM OF OFFICE; REMOVAL. Each officer shall hold office for such term as may be prescribed by the Board. All officers may be removed at any time by the Board, with or without cause, by the vote of the majority of the Board. The removal of any officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer, shall not, of itself, create contract rights.

SECTION 8. COMPENSATION. The compensation of all officers of the Corporation covered by Rule 16a-1(f) of the Exchange Act shall be fixed by the Board of Directors, unless delegated by the Board of Directors to a committee thereof.

ARTICLE V.

SHARE CERTIFICATES

SECTION 1. FORM OF SHARE CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the Chief Executive Officer, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, mutilated or destroyed upon notification of that fact and receipt of such proper indemnity or assurances as the Board of Directors may require by the person claiming the certificate of stock to be lost, stolen or destroyed.

SECTION 3. TRANSFER OF SHARES. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, and in the case of shares represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed.

SECTION 4. REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

ARTICLE VI.

INDEMNIFICATION

SECTION 1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall:

(a) indemnify, to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

(b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorney’s fees) actually and reasonably incurred by each person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

(c) indemnify any director, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article 6, Section 1 (a) and (b), or in defense of any claim, issue or matter therein; and

(d) make any indemnification under Article 6, Section 1 (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article 6, Section 1 (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

(e) pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article 6. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise (“Proceedings”) initiated or brought voluntarily by a director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article 6 unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

(f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article 6 exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director’s or officer’s official capacity and as to action in another capacity while holding such office; and

(g) have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’ s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 6; and

(h) deem the provisions of this Article 6 to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article 6 is in effect and any repeal or modification of this Article 6 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article 6 shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the “Second Corporation”) which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors of this Corporation; and

(i) continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation’s obligations under this Article 6 shall not be exclusive or in limitation of but shall be in addition to any other rights to which any such person may be entitled under any other provision of these By-Laws, or by contract, or as a matter of law, or otherwise. All of the provisions of this Article 6 shall be valid only to the extent permitted by the Certificate of Incorporation and the laws of the State of Delaware.

SECTION 2. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. As provided for in the Certificate of Incorporation of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by an amended DGCL.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve month period ending December 31.

SECTION 3. CHECKS AND NOTES. All checks and demands for money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the Board of Directors.

SECTION 4. CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF INCORPORATION. These By-Laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-Laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VIII.

AMENDMENTS

SECTION 1. POWER TO AMEND. By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon.